SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Second Amendment") dated as of February 14, 2003 by and between U.S. FACILITIES, INC., a Delaware corporation (the "Borrower"), and COMMERCE BANK/PENNSYLVANIA, N.A., a national banking association (the "Lender").

STATEMENT OF PURPOSE

The Borrower and Lender are parties to that certain Loan and Security Agreement (the "Initial Loan Agreement") dated on May 31, 2000, pursuant to which the Lender extended to Borrower a revolving line of credit in the original principal amount not to exceed Four Million ($4,000,000) Dollars, evidenced by a Line of Credit Note of even date therewith in like amount (the "Initial Line of Credit Note"), and a term loan in the principal amount of Two Million ($2,000,000) Dollars, evidenced by a Term Loan Note (the "Initial Term Loan Note"), each and all as more particularly set forth therein.

Pursuant to a First Amendment to Asset Based Line of Credit Note dated August 16, 2001, Lender amended the Initial Term Loan Note to extend the Maturity Date to July 1, 2002.

Pursuant to the Amendment to Loan Documents dated August 1, 2002 (the "Amended Loan Agreement", and together with the Initial Loan Agreement, collectively, the "Loan Agreement"), Lender reduced the amount of the Line of Credit to an amount not to exceed One Million Five Hundred Thousand ($1,500,000) Dollars, and Borrower agreed to repay Two Million Five Hundred Thousand ($2,500,000) Dollars then outstanding on the Line of Credit on a term loan basis (therein refered to as the "New Term Loan"), which New Term Loan is evidenced by a New Term Loan Note of even date therewith, in like amount (the "New Term Loan Note", and together with the Initial Line of Credit Note, as amended, and the Initial Term Loan Note, the "Notes"; the Notes, all documents, instruments and agreements evidencing and securing the indebtedness under the Initial Loan Agreement, as amended by the Amendment to Loan Documents and this Second Amendment, collectively, the "Loan Documents"). All initially capitalized terms used herein shall have the same meanings ascribed thereto in the Initial Loan Agreement as amended by the Amended Loan Agreement.

Borrower has requested an increase in the amount of the Line of Credit to an amount not to exceed Two Million Three Hundred Thousand ($2,300,000) Dollars, to be evidenced by an Amended and Restated Line of Credit Note of even date herewith, and Lender has agreed to such increase, subject to the terms, conditions and provisions hereinafter set forth herein.

It is the express intention of the Lender and the Borrower that except as otherwise expressly set forth herein, each and every term, condition and provision of each and all of the Loan Documents, is expressly ratified and confirm in full.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

1. Amendments.

(a) Amendment and Restatement of clause (i) of the definition of "Maximum Available Credit". Effective as of the date hereof, clause (i) of the definition of "Maximum Available Credit" in the Loan Agreement is amended and restated in its entirety as follows:

> **"Maximum Available Credit"** means: (i) with respect to the Line, the lesser of (a) Two Million Three Hundred Thousand ($2,300,000) Dollars; or (b) the maximum amount available for borrowing indicated on the Borrowing Base Certificate last delivered to the Bank in accordance with Section 2.2.2 hereof;

(b) Amendment and Restatement of the definition of "Termination Date". Effective as of the date hereof, the definition of "Termination Date" in the Loan Agreement is amended and restated in its entirety as follows:

> **"Termination Date"** means: (i) August 1, 2003; or (ii) such earlier date as Borrower shall determine by notice to Bank, or (iii) such other date as Bank and Borrower may, from time to time, mutually determine.

(c) Amendment and Restatement of Paragraph 2.2.3. Effective as of the date hereof, the Paragraph 2.2.3 of the Loan Agreement is amended and restated in its entirety as follows:

> 2.2.3 Interest Rate. Advances under the Line shall bear interest on the unpaid principal balance thereof from the date of each Advance to the date of payment, at the greater of the rate of: (i) the Wall Street Prime Rate plus one (1.00%) percent; or (ii) five and one-quarter (5.25%) percent. All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed in each period.

2. Conditions Precedent. The effectiveness of this Second Amendment is expressly conditioned upon the satisfaction of the following requirements:

(a) Execution and delivery to Lender of this Second Amendment;

(b) Execution and delivery to Lender of the Amended and Restated Line of Credit Note;

(c) Execution and delivery to Lender of an Explanation of Waiver of Rights Regarding Confession of Judgment;

(d) Execution and delivery to Lender of the Acknowledgment of Guaranty of even date herewith by the Guarantors (the "Acknowledgement");

(e) Delivery to Lender of a completely executed copy of the final agreement between the City of Philadelphia and Borrower (certified by the Borrower to be a true, correct and complete copy thereof) to be executed pursuant to that certain Notice to Proceed letter dated December 31, 2002 from the City of Philadelphia addressed to the Borrower, which agreement shall not preclude the Borrower from assigning the right to collect all Accounts arising thereunder to the Lender, and otherwise be in form and substance acceptable to the Lender in the exercise of its reasonable credit judgment;

(f) Delivery to Lender of certified copies of resolutions of Borrower's board of directors, authorizing the execution and delivery of this Amendment, the Amended and Restated Line of Credit Note and any other document, instrument or agreement executed in relation hereto and the performance of all transactions contemplated hereby and thereby;

(g) Delivery to Lender of certified copies of resolutions of the boards of directors of PRWT Services, Inc. ("PRWT") and Halifax Technical Services, Inc. ("Halifax"), respectively, authorizing the execution and delivery of the Acknowledgment;

(h) Receipt by Lender of (i) a Uniform Commercial Code lien search with respect to Borrower showing Lender's first lien on and security interest in All Assets of Borrower, (ii) a Uniform Commercial Code lien search with respect to Halifax showing Lender's first lien on and security interest in the Collateral, as defined in the Halifax Security Agreement, (iii) a Uniform Commercial Code lien search with respect to PRWT, acceptable to Lender, and (iv) a good standing certificate or certificate of subsistence in respect of (a) the Borrower under the laws of the State of Delaware and the Commonwealth of Pennsylvania; (b) Halifax under the laws of the Commonwealth of Virginia and the Commonwealth of Pennsylvania; and (c) PRWT under the laws of the Commonwealth of Pennsylvania;

(i) Payment to Lender of (i) a fee in the amount of Eight Thousand ($8,000) Dollars with respect to the increase in the Line of Credit hereunder, and (ii) Lender's Costs incurred hereunder; and

(j) Execution and delivery of such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters, each in form and substance satisfactory to Lender and its counsel.

3. Ratification. Other than as set forth in Section 1 hereof, each and every other term, condition, provisions, covenant, representation and warranty as set forth in the Loan Documents is hereby ratified and confirmed in full as if set forth herein in full.

4. Release of Lender. Borrower hereby releases, relinquishes, discharges and waives any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower (and Borrower's successors, assigns, legal representatives, heirs, executors or administrators) ever had, now have or hereafter can, may or shall have against

Lender, or Lender's officers, directors, employees, representatives, agents, trustees, shareholders, partners, members, contractors, advisors, attorneys, subsidiaries, affiliates, predecessors, successors or assigns by reason of any matter, cause or thing whatsoever arising out of, relating to, or in connection with, this Amendment, the Loan Documents or the transactions contemplated hereby or thereby, whether known or unknown as of the date hereof.

5. Indemnification.

(a) Borrower hereby agrees to indemnify and to protect, defend, and hold harmless Lender, its parent, subsidiaries and/or Affiliates and its or their directors, officers, employees, agents, attorneys and shareholders, from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Second Amendment, the Notes, or the other Loan Documents and any transaction contemplated herein or therein or arising out of the Borrower's businesses, including, but not limited to, claims based upon any act or failure to act by Lender in connection with this Second Amendment, the Notes, or the other Loan Documents and any transaction contemplated herein or therein, except to the extent arising solely out of the gross negligence or willful misconduct of the Lender. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Lender. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS AND THE TERMINATION OR SATISFACTION OF THE LOAN DOCUMENTS.

(b) Lender shall promptly give Borrower written notice of all suits or actions instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall timely proceed to defend any such suit or action. Lender shall also have the right, at the reasonable expense of Borrower, to participate in or, at Lender's election and at Borrower's expense, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event, Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

(c) If any suit, action, or other proceeding is brought by Lender against Borrower, for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

6. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so

executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Signature by facsimile shall bind the party thereto.

(b) Headings. Headings and titles to Sections under this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) One Agreement. This Amendment, together with the Loan Agreement, shall constitute one and the same agreement by and among the parties hereto and thereto and reflects the entire understanding of the parties with respect to the subject matter thereof, as corrected and amended hereby.

(d) Pennsylvania Law. The provisions of this Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania (but not its principles of conflicts of law) with respect to contracts to be executed and performed within the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

U.S. FACILITIES, INC.

James C. Dobrowolski,
President and Chief Executive Officer

COMMERCE BANK/
PENNSYLVANIA, N.A.

Stephen M. Umbrell,
Senior Vice President